EXHIBIT 11.1

                    SUNRISE RESOURCES, INC. AND SUBSIDIARIES

                         PER SHARE EARNINGS COMPUTATIONS


                                                                  Three Months Ended
                                                                         June 30
                                                                ------------------------
                                                                    1997         1996
                                                                -----------   ----------


Primary Earnings Per Share:

   Weighted average number of common shares outstanding           7,222,000    7,189,000
   Common stock equivalents from assumed exercise of
     options and warrants                                            69,000       14,000
                                                                 ----------   ----------

       Total shares                                               7,291,000    7,203,000
                                                                 ==========   ==========

       Net income                                                $  877,000   $1,093,000
                                                                 ==========   ==========

       Net income per common and common equivalent share         $     0.12   $     0.15
                                                                 ==========   ==========


Fully Dilutive Earnings Per Share:


   Weighted average number of common shares outstanding           7,222,000    7,189,000
   Common stock equivalents from assumed exercise of
     options and warrants                                            95,000       14,000
                                                                 ----------   ----------

       Total shares                                               7,317,000    7,203,000
                                                                 ==========   ==========

       Net income                                                $  877,000   $1,093,000
                                                                 ==========   ==========

       Net income per common and common equivalent share         $     0.12   $     0.15
                                                                 ==========   ==========

Net income per common and common equivalent share is computed using the weighted average number of shares outstanding 11ring each period.